As filed with the Securities and Exchange Commission on September 2, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMMUNEERING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1976972 (I.R.S. Employer Identification Number)
245 Main Street, Second Floor
Cambridge, MA 02142
(617) 500-8080
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin J. Zeskind, Ph.D.
Chief Executive Officer
Immuneering Corporation
245 Main Street, Second Floor
Cambridge, MA 02142
Telephone: (617) 500-8080
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Wesley C. Holmes
Evan G. Smith
Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
(617) 948-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated September 2, 2025.
PROSPECTUS
IMMUNEERING CORPORATION
9,177,209 Shares
Class A Common Stock
The selling securityholders may offer and sell up to 9,177,209 shares in the aggregate of Class A common stock, of which 5,251,349 shares are presently issued and outstanding and 3,925,860 shares are issuable upon exercise of presently issued and outstanding warrants to purchase Class A common stock, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. See the section of this prospectus entitled “Description of Securities — Warrants” for more information. We will receive the proceeds from any exercise of the warrants for cash, if any. We will not receive any proceeds from the sale of our Class A common stock by the selling securityholders.
Each time any of the selling securityholders offers and sells securities, such selling securityholders may provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
The selling securityholders, together or separately, may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Class A common stock is listed on the Nasdaq Global Market under the symbol “IMRX.” On August 29, 2025, the last reported sale price of our Class A common stock on the Nasdaq Global Market was $5.75 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling securityholders may, from time to time, sell up to 9,177,209 shares of Class A common stock in one or more offerings as described in this prospectus. In connection with the offer and sale of securities by the selling securityholders, the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Immuneering,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Immuneering Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We use our trademarks and our logo in this prospectus and the documents incorporated by reference. Solely for the convenience, trademarks and tradenames referred to in this prospectus appear without the “®” and “™” symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements including within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including without limitation statements regarding our plans to develop, manufacture and commercialize our product candidates and the clinical utility and probability of success of our product candidates, are forward-looking statements.
The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.immuneering.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 5, 2025 and August 13, 2025, respectively.

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Our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 13, 2025, June 16, 2025, June 17, 2025, and August 25, 2025.

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The description of our common stock contained in the “Description of the Securities” filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 10, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Immuneering Corporation
245 Main Street, Second Floor
Cambridge, MA 02142
(617) 500-8080
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are a clinical-stage oncology company seeking to develop and commercialize more effective and better tolerated therapies for cancer patients. We aim to achieve this goal through Deep Cyclic Inhibition, or DCI, of clinically-validated core signaling pathways such as the mitogen-activated protein kinase, or MAPK, pathway, impacting cancer cells while sparing healthy cells. Our inclusive approach differentiates us from chronically targeted precision therapies, which are generally limited by toxicity, resistance and/or application to specific mutations only.
DCI is a novel mechanism that aims to deprive tumor cells of the sustained proliferative signaling required for rapid growth, while sparing healthy cells through a cadenced, normalized level of signaling. This mechanism was engineered using our proprietary informatics-based discovery platform. The development of our product candidate pipeline is translationally guided by our proprietary, human-aligned 3D tumor modeling platform that we combine with bioinformatics-driven patient profiling, which we believe has the potential to increase the probability of success in clinical development versus traditional drug development approaches.
Our product candidate pipeline includes our lead product candidate, atebimetinib (also known as IMM-1-104), which is being developed as a once-daily oral deep cyclic inhibitor of the MAPK signaling pathway, as well as a discovery program targeting RAS, an undisclosed target, and other small molecule drug discovery programs.
The mailing address for our principal executive office is 245 Main Street, Second Floor, Cambridge, MA 02142 and our telephone number is (617) 500-8080. Our website address is www.immuneering.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Our common stock is listed on the Nasdaq Global Market under the symbol “IMRX”.
We filed our amended and restated certificate of incorporation with the Secretary of State of Delaware on August 3, 2021.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We are registering the resale of shares of our Class A common stock that may be issued upon exercise of warrants. We will receive the proceeds from any exercise of warrants for cash. We intend to use the proceeds from the exercise of warrants for cash for general corporate and working capital purposes.
We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling securityholders.

DESCRIPTION OF SECURITIES
General
The following description of our securities and certain provisions of our Amended and Restated Certificate of Incorporation, or Certificate of Incorporation, and Amended and Restated Bylaws, or Bylaws, are summaries and are qualified in their entirety by reference to the full text of our Certificate of Incorporation and our Bylaws, each of which has been publicly filed with the SEC. We encourage you to read our Certificate of Incorporation and our Bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL, for additional information.
Our authorized capital stock consists of:
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200,000,000 shares of Class A common stock, $0.001 par value per share;

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20,000,000 shares of Class B common stock, $0.001 par value per share; and

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10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock
Class A Common Stock
The holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our Class A common stock do not have any cumulative voting rights. Holders of our Class A common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our Class A common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of our Class A common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.
Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Class B Common Stock
The Class B common stock is identical to our Class A common stock in all respects, except that the holders of our Class B common stock are not entitled to vote on shareholder matters except as required by law. In addition, holders of our Class B common stock have the right to convert each share of Class B common stock into one share of Class A common stock at the holder’s election, unless, as a result of such conversion, the holder and its affiliates would own more than 9.9% of the combined voting power of our outstanding share capital, and subject to certain additional restrictions as more particularly described in our Certificate of Incorporation. Shares of Class B common stock, once converted to shares of Class A common stock, may not be converted back into shares of Class B common stock.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of Class A common stock. The issuance of our preferred stock could adversely affect the voting power of holders of Class A common stock and the likelihood that such holders, including the holders of Class B common stock, will receive payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.
Warrants
Pre-Funded Warrants
On August 21, 2025, we entered into a securities purchase agreement with certain purchasers named therein, pursuant to which we agreed to sell securities to such purchasers in a private placement. In the private placement, the purchasers had the option to purchase either shares of our Class A common stock or, in lieu thereof, pre-funded warrants, or the Pre-Funded Warrants, to purchase shares of our Class A common stock, each with an exercise price of $0.001 per share. Accordingly, we issued Pre-Funded Warrants to purchase 1,077,764 shares of our Class A common stock upon the closing of the private placement.
As of September 2, 2025, Pre-Funded Warrants to purchase an aggregate of 1,077,764 shares of our Class A common stock were outstanding.
The Pre-Funded Warrants are exercisable until such Warrant is exercised in full. The exercise price and number of shares of Class A common stock issuable upon exercise of the Pre-Funded Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, a forward or reverse split of our shares of Class A common stock, and certain other events. However, the Pre-Funded Warrants will not be adjusted for issuances of Class A common stock at prices below their respective exercise prices.
A holder of a Pre-Funded Warrant may exercise such Pre-Funded Warrant by delivery to the Company of a duly executed PDF copy (or e-mail attachment) of the notice of exercise form annexed to the Pre-Funded Warrant, or the Notice of Exercise, and accompanied by full payment of the exercise price for the number of warrants being exercised.
Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our Class A common stock in excess of 9.99% of the shares of our Class A common stock then outstanding after giving effect to such exercise, or the Pre-Funded Warrant Beneficial Ownership Limitation; provided, however, that upon notice to us, the holder may increase or decrease the Pre-Funded Warrant Beneficial Ownership Limitation, provided that in no event shall the Pre-Funded Warrant Beneficial Ownership Limitation exceed 19.99% and any increase in the Pre-Funded Warrant Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.
The holders of the Pre-Funded Warrants must pay the exercise price in cash upon exercise of the Pre-Funded Warrants, unless such holders are utilizing the cashless exercise provision of the Pre-Funded Warrants. The Pre-Funded Warrants may be exercised (in the sole discretion of the holder), in whole or in part, at such time by means of a “cashless exercise” in which the holder of such Pre-Funded Warrants shall be entitled to receive that number of warrant shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A)	=	as applicable: (i) the VWAP (as defined below) on the trading day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) delivered on a day that is not a trading day or (2) delivered on a trading day prior to the opening of, or during and prior to the closing of, “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such trading day or (ii) the VWAP on the trading day of the applicable Notice of Exercise if the date of such Notice of Exercise is a trading day and such Notice of Exercise is delivered after the close of “regular trading hours” on such trading day;
(B)	=	the exercise price of the Pre-Funded Warrant, as adjusted; and
(X)	=	the number of shares of our Class A common stock that would be issuable upon exercise of the Pre-Funded Warrant in accordance with the terms of the Pre-Funded Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

As used above, the “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if our Class A common stock is then listed or quoted for trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing), any such market being referred to as the Trading Market, the daily volume-weighted average price of the Class A common stock for such date (or the nearest preceding date) on the Trading Market on which the Class A common stock are then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if our Class A common stock are then quoted for trading on the OTCQB or OTCQX operated by OTC Markets Group, the volume weighted average price of the our commons stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if our Class A common stock is then quoted for trading on the Pink Open Market operated by OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the average of the bid prices of any market makers for such security as reported on the Pink Open Market as of such time of determination, or (d) in all other cases, the fair market value of one share of Class A common stock as determined by an independent appraiser selected in good faith by us and reasonably acceptable to the holders of a majority in interest of the Pre-Funded Warrants then outstanding, the fees and expenses of which shall be paid by us.
We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other trading system.
Purchase Warrants
On August 21, 2025, we entered into a securities purchase agreement with certain purchasers named therein, pursuant to which we agreed to sell securities to such purchasers in a private placement. In the private placement, the purchasers received Class A common stock purchase warrants, or the Purchase Warrants, to purchase that number of shares of our Class A common stock equal to 45% of the aggregate number of shares of our Class A common stock and shares underlying our Pre-Funded Warrants stock purchased in the private placement, each with an exercise price equal to $5.50 per share (subject to standard adjustments for stock splits, stock dividend, rights offerings, pro rata distributions and certain anti-dilution adjustment rights). Accordingly, we issued Purchase Warrants to purchase 2,848,096 shares of our Class A common stock upon the closing of the private placement.
As of September 2, 2025, Purchase Warrants to purchase an aggregate of 2,848,096 shares of our common stock were outstanding.
The Purchase Warrants have an exercise price of $5.50 per share and are exercisable on or after August 26, 2025. The Purchase Warrants are exercisable until 5:00 p.m., New York time, on the fifth anniversary of the effective of date of the resale registration statement to be filed by the Company pursuant to the registration rights agreement (as described below). The exercise price and number of shares of common stock issuable upon exercise of the Purchase Warrants may be adjusted in certain circumstances, including in the event of a stock dividend, a forward or reverse split of our shares of common stock, and certain other events. However, the Purchase Warrants will not be adjusted for issuances of common stock at prices below their respective exercise prices.
A holder of a Purchase Warrant may exercise such Purchase Warrant by delivery to the Company of a duly executed PDF copy (or e-mail attachment) of the notice of exercise form annexed to the Purchase Warrant, or the Notice of Exercise, and accompanied by full payment of the exercise price for the number of warrants being exercised.
Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.99% or 9.99%, as elected by each such holder, of the shares of our common stock then outstanding after giving effect to such exercise, or the Purchase Warrant Beneficial Ownership Limitation; provided, however, that upon notice to us, the holder may increase or decrease the Purchase Warrant Beneficial Ownership Limitation, provided that in no event shall the Purchase Warrant

Beneficial Ownership Limitation exceed 19.99% and any increase in the Purchase Warrant Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.
The holders of the Purchase Warrants must pay the exercise price in cash upon exercise of the Purchase Warrants, unless such holders are utilizing the cashless exercise provision of the Purchase Warrants. The Purchase Warrants may be exercised (in the sole discretion of the holder), in whole or in part, to the extent the resale of the shares of common stock underlying any such Purchase Warrant is not registered under the Securities Act of 1933, or the Securities Act, at such time by means of a “cashless exercise” in which the holder of such Purchase Warrants shall be entitled to receive that number of warrant shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A)	=	as applicable: (i) the VWAP (as defined below) on the trading day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) delivered on a day that is not a trading day or (2) delivered on a trading day prior to the opening of, or during and prior to the closing of, “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such trading day or (ii) the VWAP on the trading day of the applicable Notice of Exercise if the date of such Notice of Exercise is a trading day and such Notice of Exercise is delivered after the close of “regular trading hours” on such trading day;
(B)	=	the exercise price of the Pre-Funded Warrant, as adjusted; and
(X)	=	the number of shares of our Class A common stock that would be issuable upon exercise of the Pre-Funded Warrant in accordance with the terms of the Pre-Funded Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
As used above, the “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if our Class A common stock is then listed or quoted for trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing), any such market being referred to as the Trading Market, the daily volume-weighted average price of the Class A common stock for such date (or the nearest preceding date) on the Trading Market on which the Class A common stock are then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if our Class A common stock are then quoted for trading on the OTCQB or OTCQX operated by OTC Markets Group, the volume weighted average price of the our commons stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if our Class A common stock is then quoted for trading on the Pink Open Market operated by OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the average of the bid prices of any market makers for such security as reported on the Pink Open Market as of such time of determination, or (d) in all other cases, the fair market value of one share of Class A common stock as determined by an independent appraiser selected in good faith by us and reasonably acceptable to the holders of a majority in interest of the Pre-Funded Warrants then outstanding, the fees and expenses of which shall be paid by us.
The Purchase Warrants also include certain rights upon the occurrence of a “fundamental transaction” (as described in the Purchase Warrants) that is either (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a fundamental transaction in which the successor or acquiring corporation has no equity securities traded on a national securities exchange, including, but not limited to, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, at the time of such fundamental transaction, including the right to require that the Company or a successor entity purchase such Purchase Warrant for cash in an amount equal to the Black Scholes value (as described in the Purchase Warrants) of the unexercised portion of the Purchase Warrants, exercisable at any time concurrently with, or within 30 days after, the consummation of such fundamental transaction.
We do not intend to apply for listing of the Purchase Warrants on any securities exchange or other trading system.

Private Placement Registration Rights
We agreed to prepare and file with the SEC a registration statement by no later than September 20, 2025 covering the public resale pursuant to the Securities Act of certain shares of our Class A common stock issued, and certain shares of our Class A common stock issuable upon exercise of the Pre-Funded Warrants and the Purchase Warrants issued, in each case, pursuant to a securities purchase agreement dated August 21, 2025, and have further agreed to use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable after the filing thereof, but in no event later than October 20, 2025, or November 19, 2025 if the SEC reviews the registration statement. This registration statement on Form S-3 is being filed with the SEC in accordance with the aforementioned obligations.
Expenses and Indemnification
Ordinarily, other than underwriting discounts (it being understood that the selling securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering) and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses. Additionally, we have agreed to indemnify selling securityholders for damages, and any legal or other expenses incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations described above, subject to certain exceptions.
Choice of Forum
Our Certificate of Incorporation and Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders; (iii) any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws (as either may be amended from time to time); and (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our Certificate of Incorporation and Bylaws will also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action against us or any defendant arising under the Securities Act of 1933, as amended, or the Securities Act. Nothing in our Certificate of Incorporation and Bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.
If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware, or a Foreign Action, in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of our Certificate of Incorporation and Bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although our Certificate of Incorporation and Bylaws will contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
Dividends
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.
Anti-Takeover Provisions
Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Classified Board of Directors
Our Certificate of Incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. In all other cases and at any other time, directors may only be removed from our board of directors for cause by the affirmative vote of a majority of the shares entitled to vote. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.
Stockholder Action; Special Meeting of Stockholders
Our Certificate of Incorporation provides that our stockholders are not able to take action by written consent for any matter and may only take action at annual or special meetings. As a result, a holder controlling a majority of our capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of our stockholders called in accordance with our Bylaws, unless previously approved by our board of directors. Our Certificate of Incorporation further provides that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer, our president or another officer selected by a majority of our board of directors, thus limiting the ability of a stockholder to call a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
In addition, our Bylaws establishes an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.
Amendment of Certificate of Incorporation or Bylaws
The DGCL provides generally that the affirmative vote of the holders of a majority in voting power of the shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our Bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders a majority of the votes which all our stockholders would be eligible to cast in an election of directors.
Section 203 of the DGCL
We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Limitations on Liability and Indemnification of Officers and Directors
Our Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, along with the right to have expenses incurred in defending proceedings paid in advance of their final disposition. We entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification and advancement provisions contained under our Bylaws and provided under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders to recover monetary damages against a director for breach of fiduciary duties as a director.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Immuneering Corporation. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such mergers or consolidations will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, subject to certain limitations.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, in certain circumstances. Among other things, either the stockholder bringing any such action must be a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock must have thereafter devolved by operation of law, and such stockholder must continuously hold shares through the resolution of such action.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.
Trading Symbol and Market
Our Class A common stock is listed on the Nasdaq Global Market under the symbol “IMRX.”

PRIVATE PLACEMENT OF SECURITIES
On August 21, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers party thereto (the “Investors”), pursuant to which the Company agreed to sell securities to the Investors in a private placement (the “Private Placement”). The Purchase Agreement provided for the sale and issuance by the Company of: (i) an aggregate of 6,329,113 shares (the “Shares”) of the Company’s Class A common stock (or, for certain investors in lieu of Class A common stock, pre-funded warrants to purchase shares of Class A common stock (the “Pre-Funded Warrants”), with an exercise price of $0.001 per share), and (ii) accompanying warrants to purchase up to 2,848,096 shares of Class A common stock (the “Purchase Warrants”), with an exercise price of $5.50 per share, for aggregate gross proceeds of approximately $25.0 million, before deducting private placement expenses. Each Share (or Pre-Funded Warrant to purchase one share) was issued with an accompanying Purchase Warrant to purchase 45% of one share, and the combined effective purchase price per Share (or Pre-Funded Warrant to purchase one share) and accompanying Purchase Warrant to purchase 45% of one share was $3.95 (less the exercise price of the Pre-Funded Warrant, if applicable).
Each of the Investors is party to a confidentiality agreement with the Company, pursuant to which the Company has disclosed certain information to such Investors. Pursuant to the terms of the Purchase Agreement, each Investor has agreed, severally and not jointly, that neither it nor any affiliate acting on its behalf will execute any purchases or sales of any of the Company’s securities during the period commencing on August 21, 2025 and ending at such time that the Company files a Current Report on Form 8-K (on or prior to November 30, 2025) disclosing such information previously disclosed to such Investor.
The closing of the Private Placement occurred on August 26, 2025 (the “Closing Date”).
The Pre-Funded Warrants are immediately exercisable until exercised in full, subject to the Beneficial Ownership Limitation (as described below).
The Purchase Warrants are immediately exercisable and will expire on the fifth anniversary of the effective date of the resale registration statement to be filed by the Company pursuant to the terms of the Registration Rights Agreement (as defined below). The Purchase Warrants contain standard adjustments to the exercise price including for stock splits, stock dividends or distributions, certain other dividends or distributions and certain reorganizations. The Purchase Warrants also include certain rights upon the occurrence of a “fundamental transaction” (as described in the Purchase Warrants) that is either (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a fundamental transaction in which the successor or acquiring corporation has no equity securities traded on a national securities exchange, including, but not limited to, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, at the time of such fundamental transaction, including the right to require that the Company or a successor entity purchase such Purchase Warrant for cash in an amount equal to the Black Scholes value (as described in the Purchase Warrants) of the unexercised portion of the Purchase Warrants, exercisable at any time concurrently with, or within 30 days after, the consummation of such fundamental transaction.
The Pre-Funded Warrants include cashless exercise rights at all times, and the Purchase Warrants include cashless exercise rights to the extent the shares of Class A common stock underlying any such Purchase Warrant are not registered under the Securities Act.
Under the terms of the Pre-Funded Warrants and the Purchase Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Class A common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates) would exceed either 4.99% (with respect to the Purchase Warrant) or 9.99% (with respect to the Pre-Funded Warrant) (unless an Investor shall have elected otherwise) of the number of shares of Class A common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% (the “Beneficial Ownership Limitation”).

On August 21, 2025, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with all of the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the Closing Date, for purposes of registering the resale of the Shares and the shares of Class A common stock issuable upon exercise of the Pre-Funded Warrants and Purchase Warrants (the “Warrant Shares”) purchased by the Investors in the Private Placement, and any shares of Class A common stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Shares or Warrant Shares. The Company agreed to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 60 days after the Closing Date, or 90 days after the Closing Date if the SEC reviews the registration statement. The Company has also agreed to, among other things, indemnify each Investor, its officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, under the registration statement against certain liabilities incident to the Company’s obligations under the Registration Rights Agreement.
The Private Placement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends have been affixed to the securities issued in this transaction.

SELLING STOCKHOLDERS
The shares of Class A common stock being offered by the Selling Stockholders (the “Selling Stockholders”) are those previously issued to the Selling Stockholders or issuable upon exercise of warrants previously issued to the Selling Stockholders. For additional information regarding the issuances of those shares of common stock, see “Private Placement of Securities” above. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. We are registering the shares in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Company’s securities or as otherwise disclosed in this prospectus, the Selling Stockholders have not had any material relationship with us within the past three years.
The following table sets forth information concerning the shares of Common Stock that may be offered from time to time by each Selling Stockholder. The number of shares beneficially owned by each Selling Stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power. Percentage ownership is based on 41,570,226 shares of Common Stock outstanding as of September 2, 2025. In computing the number of shares beneficially owned by a selling securityholder and their percentage ownership, shares of Common Stock subject to options, warrants or other rights held by such Selling Stockholder that are currently exercisable or will become exercisable within 60 days of September 2, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other Selling Stockholder. Each of the Selling Stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling securityholder unless noted otherwise.
The information in the following table has been provided to us by or on behalf of the Selling Stockholders and the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities or acquired additional securities after the date on which they provided us with information regarding their securities. A Selling Stockholder may sell all, some or none of its securities in this offering. See “Plan of Distribution.”
The second column lists the total number of shares of Class A common stock beneficially owned by each Selling Stockholder, based on its ownership of the Class A common stock, as of September 2, 2025. The fourth column lists the Common Stock being offered by this prospectus by the Selling Stockholders. In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of Common Stock issued to the Selling Stockholders in the “Private Placement of Securities” described above and (ii) the maximum number of shares of Common Stock issuable upon exercise of the related Pre-Funded Warrants and Warrants, determined as if the outstanding Pre-Funded Warrants and Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the Commission, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fifth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.
Under the terms of the Pre-Funded Warrants, Warrants and other warrants held by Selling Stockholders, a Selling Stockholder may not exercise any such warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second, fourth and fifth columns do not reflect this limitation, but the percentages in the third and sixth columns do give effect to such limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Percentage	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Completion of Offering	Percentage
Funds managed by Empery Asset Management, LP(1)	7,485,163	9.99%	7,385,163	100,000	*
Harold J Levy Revocable Trust(2)	1,783,543	4.28%	183,543(3)	1,600,000	3.52%
Ion Pacific Pathway Fund I L.P.(4)	183,543	*	183,543(5)	0	*
Merrin Investors LLC(6)	3,729,559	8.39%	782,559(7)	2,947,000	6.48%
Peter Langerman	384,536	*	91,771(8)	292,765	*
Playhouse Capital LP(9)	933,543	2.24%	183,543(10)	750,000	1.65%
ValueQuest Partners, LLC(11)	612,659	1.47%	367,087(12)	245,572	*

*
Less than 1%

(1)
Includes (i) 2,118,613 shares of Common Stock purchased by Empery Asset Master, Ltd (“EAM”) in the Private Placement, (ii) 568,645 shares of Common Stock issuable upon exercise of Pre-Funded Warrants purchased by EAM in the Private Placement, (iii) 1,209,266 shares of Common Stock issuable upon exercise of Warrants purchased by EAM in the Private Placement, (iv) 659,827 shares of Common Stock purchased by Empery Tax Efficient, LP (“ETE”) in the Private Placement, (v) 177,100 shares of Common Stock issuable upon exercise of Pre-Funded Warrants purchased by ETE in the Private Placement, (vi) 376,617 shares of Common Stock issuable upon exercise of Warrants purchased by ETE in the Private Placement, (vii) 1,237,012 shares of Common Stock purchased by Empery Tax Efficient III, LP. (“ETE III” and, together with EAM and ETE, the “Empery Funds”) in the Private Placement, (viii) 332,019 shares of Common Stock issuable upon exercise of Pre-Funded Warrants purchased by ETE III in the Private Placement, (ix) 706,064 shares of Common Stock issuable upon exercise of Warrants purchased by ETE III in the Private Placement and (x) 100,000 shares of Common Stock held by the Empery Funds that are not being registered for resale pursuant to this prospectus. Empery Asset Management LP, the authorized agent of each of the Empery Funds, has discretionary authority to vote and dispose of the shares held by each of the Empery Funds and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by each of the Empery Funds. In addition, Ryan Lane also directly holds 5,800 shares of Common Stock that are not being registered for resale pursuant to this prospectus. Each of the Empery Funds and each of Mr. Hoe and Mr. Lane disclaim any beneficial ownership of the shares held by the Empery Funds. The address of each of the Empery Funds is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(2)
Harold Levy is the trustee with voting and dispositive power of the securities held by Harold J Levy Revocable Trust. The address is 1000 S. Ocean Blvd., #404, Boca Raton, FL 33432.

(3)
Consists of (i) 126,582 shares of Common Stock, and (ii) 56,961 shares of Common Stock underlying the Purchase Warrant. The Purchase Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock, which such limitation restricts the Selling Securityholder from exercising that portion of the Purchase Warrant that would result in the Selling Securityholder, together with any of its affiliates or any person acting as a group therewith, beneficially owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

(4)
The shares are held directly by Ion Pacific Pathway Fund I LP. Ady Adefris has voting and investment power over the shares of Ion Pacific Pathway Fund I LP and may be deemed to beneficially own the shares held by Ion Pacific Pathway Fund I LP. The address of Ion Pacific Pathway Fund I LP is 1508 Eastern Harbour Centre, 28 Hoi Chak Street, Quarry Bay, Hong Kong.

(5)
Consists of (i) 126,582 shares of Common Stock, and (ii) 56,961 shares of Common Stock underlying the Purchase Warrant. The Purchase Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock, which such limitation restricts the Selling Securityholder from exercising that portion of the Purchase Warrant that would result in the Selling Securityholder, together with any of its affiliates or any person acting as a group therewith, beneficially owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.
(6)
The shares are held directly by Merrin Investors LLC. Seth Merrin is the managing member of Merrin Investors LLC and as such shares voting and dispositive power over the securities held of record by Merrin Investors LLC. The address for Merrin Investors LLC is 2547 Maple Avenue, Cortlandt Manor, NY 10567.

(7)
Consists of (i) 539,696 shares of Common Stock, and (ii) 242,863 shares of Common Stock underlying the Purchase Warrant. The Purchase Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock, which such limitation restricts the Selling Securityholder from exercising that portion of the Purchase Warrant that would result in the Selling Securityholder, together with any of its affiliates or any person acting as a group therewith, beneficially owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

(8)
Consists of (i) 63,291 shares of Common Stock, and (ii) 28,480 shares of Common Stock underlying the Purchase Warrant. The Purchase Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock, which such limitation restricts the Selling Securityholder from exercising that portion of the Purchase Warrant that would result in the Selling Securityholder, together with any of its affiliates or any person acting as a group therewith, beneficially owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

(9)
The shares are held directly by Playhouse Capital LP. Jonathan Levy, Jenna Levy, and Dana Levy have voting and investment power over the shares held by Playhouse Capital LP and may be deemed to beneficially own the shares held by Playhouse Capital LP. The address of Playhouse Capital LP is 9 Darbrook, Rd., Westport, CT 06880.

(10)
Consists of (i) 126,582 shares of Common Stock, and (ii) 56,961 shares of Common Stock underlying the Purchase Warrant. The Purchase Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock, which such limitation restricts the Selling Securityholder from exercising that portion of the Purchase Warrant that would result in the Selling Securityholder, together with any of its affiliates or any person acting as a group therewith, beneficially owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

(11)
The shares are held directly by ValueQuest Partners, LLC. Richard Pzena, William Lipsey, John Goetz and Daren Tedeschi have voting and investment power over the shares held by ValueQuest Partners, LLC and may be deemed to beneficially own the shares held by ValueQuest Partners, LLC. The address of Value Quest Partners, LLC is 320 Park Ave., 7th Floor, New York, NY 10021.

(12)
Consists of (i) 253,164 shares of Common Stock, and (ii) 113,923 shares of Common Stock underlying the Purchase Warrant. The Purchase Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Common Stock, which such limitation restricts the Selling Securityholder from exercising that portion of the Purchase Warrant that would result in the Selling Securityholder, together with any of its affiliates or any person acting as a group therewith, beneficially owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation.

PLAN OF DISTRIBUTION
Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.
In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Company agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) such time as none of the securities included in this registration statement any longer constitute “registrable securities”, as such term is defined in the registration rights agreement by and among us and the Selling Stockholders. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the common stock being offered by this prospectus has been passed upon for us by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Immuneering Corporation as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 incorporated in this Prospectus by reference from the Immuneering Corporation Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$7,516.91
Printing expenses	$10,000.00
Legal fees and expenses	$75,000.00
Accounting fees and expenses	$30,000.00
Blue Sky, qualification fees and expenses	$15,000.00
Transfer agent fees and expenses	$10,000.00
Miscellaneous	$3,050.00
Total	$150,566.91
Item 15.   Indemnification of Directors and Officers
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Any underwriting agreement or sales agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Additionally, our amended and restated certificate of incorporation provides that we must indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.   Exhibits
Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Immuneering Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on September 9, 2021).
3.2	Amended and Restated Bylaws of Immuneering Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2024).
4.1	Form of Specimen Stock Certificate evidencing the shares of Class A common stock (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1/A filed with the SEC on July 26, 2021).
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2025).
4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2025).
10.1
Form of Securities Purchase Agreement, dated as of August 21, 2025, by and among Immuneering Corporation and the Investors party thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2025).

10.2	Form of Registration Rights Agreement, dated as of August 21, 2025, by and among Immuneering Corporation and the Investors party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2025).
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of RSM US LLP.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
107	Filing Fee Table.
Item 17.   Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on this 2nd day of September, 2025.
IMMUNEERING CORPORATION
By:
/s/ Benjamin J. Zeskind, Ph.D.

Benjamin J. Zeskind, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Benjamin J. Zeskind, Ph.D. and Mallory Morales, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Benjamin J. Zeskind Benjamin J. Zeskind, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2025
/s/ Mallory Morales Mallory Morales	Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)	September 2, 2025
/s/ Robert J. Carpenter Robert J. Carpenter	Director	September 2, 2025
/s/ Peter Feinberg Peter Feinberg	Director	September 2, 2025
/s/ Diana F. Hausman Diana F. Hausman, M.D.	Director	September 2, 2025
/s/ Laurie B. Keating Laurie B. Keating	Director	September 2, 2025
/s/ Thomas J. Schall Thomas J. Schall	Director	September 2, 2025